Exhibit 10.9
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                 NON-EXCLUSIVE LIMITED PATENT LICENSE AGREEMENT

This Agreement is effective this 2nd day of August, 2002, by and between INSTINET GLOBAL HOLDINGS, INC., a Delaware corporation, with offices at 3 Times Square, New York, NY 10036 ("Instinet") and REUTERS LIMITED, a company organized under the laws of England and Wales, with offices at 85 Fleet Street, London EC4P 4AJ, United Kingdom ("Reuters"). In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.0 Recitals


1.1      Reuters owns the Licensed Patent.

1.2 Instinet has designed, developed and intends to sell, and will continue to sell, a variety of Negotiated Matching Systems.

1.3 Instinet has requested a grant of license for the Licensed Product(s), the term of said license to commence on the effective date of this Agreement and to continue until the expiration of the Licensed Patent. As an accommodation to Instinet, Reuters has agreed to provide the license requested by Instinet, subject to all the terms and conditions of this Agreement.

Section 2.0 Definitions

2.1 "Negotiated Matching System" means a system including functionalities to identify counterparties to a transaction and to enable communication between the counterparties to negotiate the terms of the transaction, whether such system is implemented in computer hardware, computer software, or other structures.

2.2 "Affiliate(s)" means any corporation, company, or other business entity controlled by a party to this Agreement. For purposes of this Agreement, control means direct or indirect beneficial ownership of greater than fifty percent (50%) of the voting securities or greater than fifty percent (50%) interest in the income of such corporation, company, or other business entity.

2.3 "Current Affiliate(s)" means any Affiliate that is an Affiliate of a party to this Agreement as of the effective date of this Agreement.

2.4 "After-Acquired Affiliate(s)" means any corporation, company, or other business entity that is not an Affiliate of a party to this Agreement as of the effective date of this Agreement, but becomes an Affiliate of a party to this Agreement after the effective date of this Agreement.

2.5 "Licensed Product(s)" means any product constituting or otherwise incorporating a Negotiated Matching System used or sold by or made by or on behalf of Instinet or its Affiliates, including the Targeted Orders Facility and Targeted Orders Plus.

2.6 "Licensed Patent(s)" means United States Patent Number 5,924,082, entitled "Negotiated Matching System," granted on July 13, 1999, to David L. Silverman et al.

Section 3.0 Non-Exclusive License Grant

3.1 Subject to the terms and conditions of this Agreement, Reuters grants to Instinet a non-exclusive, non-transferable, worldwide, terminable (subject to Section 7.2) license under the Licensed Patent(s) to make, have made, use, import, offer to sell and/or sell, the Licensed Product(s).

3.2 By this Agreement, no license is granted by Reuters to Instinet, either expressly or by implication, estoppel, or otherwise (i) other than under the Licensed Patent(s); (ii) with respect to any products other than Licensed Product(s); or (iii) with respect to any products made and sold by third parties incorporating source or object code from Instinet or a Current Affiliate of Instinet.

3.3 The license granted herein includes a license of the same scope granted to Instinet in Section 3.1 above to Instinet's Affiliates identified in Appendix A, which may be amended by Instinet from time to time.

3.4 Each Affiliate licensed under this Agreement shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of Instinet. Instinet represents to Reuters that it has the power to bind each such Affiliate to the terms and conditions of this Agreement. The license granted to an Affiliate shall terminate on the date such Affiliate ceases to be an Affiliate.

3.5 Instinet and its Affiliate(s) may not sublicense third parties under this Agreement except that Instinet may sublicense as follows:

3.5.1 Instinet and its Affiliate(s) may sublicense the rights under the Licensed Patents set forth in Section 3.1 to their respective customers for the limited purpose or permitting such customers to use the Licensed Products; and

3.5.2 Instinet and its Affiliate(s) may sublicense the rights under the Licensed Patents set forth in Section 3.1 to third parties solely for the purpose of permitting such third parties to make and use Licensed Products to be licensed by, sold or otherwise distributed by Instinet or its Affiliates, including, without limitation to e-Xchange Advantage Corporation ("eXA") for the purpose of permitting eXA to (i) integrate Instinet's Targeted Orders technology (a Licensed Product) with eXA's BlockLink technology to create Targeted Orders Plus (a Licensed Product) and (ii) install, test, operate and, maintain, support and modify such Licensed Products during the term of, and otherwise fulfill its obligations under the Software License and Development Services Agreement between Instinet and eXA. Instinet agrees that any such sublicense shall be consistent with and subject to the terms of this Agreement and that it shall be fully liable and responsible to Reuters for compliance by its sublicensees with the terms of this Agreement.

3.6 No right is granted to Instinet nor to Instinet's Affiliate(s) to bring any legal action, in its own name, the name of its Affiliate(s), or in the name of Reuters, for infringement of any Licensed Patent(s) against any third party.

Section 4.0 Release

4.1 Subject to the conditions set forth in Section 4.2 below, Reuters releases Instinet and its Current Affiliate(s) identified in Appendix A from any and all claims of infringement of the Licensed Patent(s) with respect to any Licensed Product(s) used or sold by Instinet or its Current Affiliates(s) before the effective date of this Agreement, to the extent such Licensed Product(s) would have been licensed hereunder had they been designed, developed, used, or sold after the effective date of this Agreement. This release shall not apply to an After-Acquired Affiliate, although Reuters in its sole discretion may grant such release. This release applies only to the Licensed Patent(s), and shall not apply to any other patents owned or subject to license by Reuters. The release set forth in this Section 4.0 is granted exclusively to the named party identified on Page 1 of this Agreement as Instinet and any Current Affiliate(s) identified in Appendix A for the above-mentioned activities before the effective date of this Agreement and is not transferable or assignable to any other party.

4.2 If Instinet materially breaches or terminates this Agreement, then the release shall apply only to Licensed Product(s) designed, developed and/or sold by Instinet and its Current Affiliate(s) under the Licensed Patent(s) prior to the date of such material breach, and Reuters reserves the right to pursue Instinet and its Current Affiliate(s) for claims of infringement of the Licensed Patent(s) with respect to any Licensed Product(s) designed, developed and/or sold by Instinet or its Current Affiliate(s) subsequent to the date of such material breach. Additionally, Instinet shall not receive any credit toward any payments owing to Reuters subsequent to Instinet's material breach or termination of this Agreement for monies paid to Reuters under Section
         5.0 hereof.

4.2.1 The foregoing provisions shall be subject to Instinet's right to cure such material breach within thirty (30) days of Reuters's written notice to Instinet of such breach.

Section 5.0 Taxes, Fees and other Payments

5.1 Instinet will pay to Reuters or to any relevant taxing authority, regulatory or government agency, or such other third party, as appropriate, any applicable sales, use, goods and services, value added, income or other taxes, surcharges and fees, including any late fees or penalty, that Reuters may incur or become liable for as a result of this Agreement.

Section 6.0 Assignments

6.1 Instinet shall not assign (by operation of law or otherwise including, but not limited to, the transfer of a substantial portion or all of Instinet' s assets to a third party) any of its rights or privileges hereunder without the prior written consent of Reuters. Notwithstanding the foregoing, the release set forth in Section 4.0 above is granted exclusively to the named party identified on Page 1 of this Agreement as Instinet and any Current Affiliates identified in Appendix A for activities released under such section before the effective date of this Agreement and is not transferable or assignable to any other party.

Section 7.0 Term of Agreement; Termination

7.1 Subject to Section 7.5 below, the term of this Agreement and the license granted hereunder in Section 3.0 will be from the effective date hereof until the expiration of the the Licensed Patent.

7.2      Reuters may terminate this Agreement if:

         7.2.1 Instinet materially breaches or defaults under any term of this Agreement, which breach or default is not cured within thirty (30) days of written notice from Reuters; or

         7.2.2 Instinet becomes insolvent or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or

         7.2.3 Instinet files a petition under any foreign or United States bankruptcy law; or

         7.2.4 Instinet ceases to be an Affiliate of Reuters; however, in the event that Instinet ceases to be an Affiliate of Reuters, the licenses and rights granted in Section 3 herein shall remain in full force and effect with respect to all uses of Licensed Products existing on or before the date of such expiration or termination; or

          7.2.5 the Licensed Products competes with any Reuters product, including the family of product sold under the Dealing product name.

         The rights and remedies set forth in this section are not exclusive and are in addition to any other legal or equitable rights and remedies available to Reuters.

7.3 Subject to Section 7.2.4, if this Agreement or the license granted hereunder is terminated under this Section 7.0 or assigned under
         Section 6.0, the corresponding licenses granted to Affiliates of Instinet under Section 3.3 and sublicenses of Instinet under Section
         3.5 will likewise terminate, but no notices need be given by Reuters to such Affiliates.

7.4 Instinet's obligations under all of the terms and conditions of this Agreement which accrued prior to the date of expiration or termination hereof, including but not limited to Instinet's obligations under
         Section 5.0, shall survive any expiration or termination of this Agreement. Such expiration or termination shall not affect any rights of Reuters arising under this Agreement or at law or equity before such expiration or termination.

Section 8.0 Payments, Notices and Other Communications

8.1 Any notice or other communication pursuant to this Agreement shall be made by registered airmail (except that registered or certified mail may be used where delivery is in the same country as mailing) and will be effective upon receipt by the addressee. Such notice or communication shall be mailed to the parties' respective addresses as follows, or to such other address as either party shall provide by notice given in accordance herewith:

         In the case of Reuters:

         Reuters Limited
         85 Fleet Street
         London EC4P 4AJ
         United Kingdom

         In the case of Instinet:

         Instinet Global Holdings, Inc.
         Office of the General Counsel
         3 Times Square - 10th Floor
         New York, NY  10036

Section 9.0 Applicable Law; Venue; Jurisdiction

9.1 This Agreement shall be construed, and the legal relations between the parties shall be determined, in accordance with the substantive laws of the State of New York (without giving effect to the choice of law provisions thereof) and, as applicable, the laws of the United States of America.

Section 10.0 Miscellaneous

10.1     Nothing contained in this Agreement shall be construed as:

         10.1.1 requiring the filing of any patent application, the securing of any patents or the maintenance of any patents; or


         10.1.2 a warranty or representation by Reuters as to the validity or scope of any Licensed Patent; or

         10.1.3 a warranty or representation that the manufacture, use, or sale of any Licensed Product is free from infringement of any patents (except for the Licensed Patent) or other rights of third parties; or

         10.1.4 an obligation upon Reuters to furnish any manufacturing or technical information, or any information concerning other licensees; or

         10.1.5 an obligation upon Reuters to determine the applicability of any Licensed Patent(s) to any of Instinet's products; or

         10.1.6 a license with respect to any act which would otherwise constitute inducement of infringement or contributory infringement under United States patent law or its equivalent under any law foreign to the United States; or

         10.1.7 conferring any right to use, in advertising, publicity, or otherwise, any name, trade name, trademark, service mark, symbol or any other identification or any contraction, abbreviation or simulation thereof; or conferring any rights by implication, estoppel or otherwise, to or under copyrights with respect to any computer software under any present system of statutory protection or one hereinafter enacted in any country or countries, wherein the copying of such computer software is a requisite of infringement under such system; or

         10.1.8 an obligation to bring or prosecute actions or suits against third parties for infringement of any patent; or

         10.1.10 to convey any rights or proprietary interest in the Licensed Patent(s) to Instinet or its Affiliate(s), other than the specific license granted hereunder.

10.2 If Instinet owns (now or in the future) any patent for a Negotiated Matching System or substantially similar subject matter, Instinet agrees to grant Reuters, for the benefit of Reuters Group PLC and its Affiliates, a license to such patent at such terms and conditions no worse than the terms and conditions of this Agreement.

10.3 The waiver by either party of a breach or default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege of such party.

10.4 Both parties intend to make this Agreement binding only to the extent that it may be lawfully done under existing applicable law as identified in Section 9.0. If any sentence, paragraph, clause or combination of the same is in violation of any applicable law, that portion which is in violation shall be severed from this Agreement and the remainder of this Agreement shall remain binding upon the parties hereto, except that no release or license is granted, expressly or by implication, unless taxes and fees are paid under Section 5.0.

10.5 Each party represents and warrants that it has the full right and power to enter into this Agreement and that there are no outstanding agreements, assignments, or encumbrances to which the representing party is bound which may restrict, or prohibit entry into, or performance under, this Agreement. Reuters further represents and warrants that it has the full power to grant the license and release set forth in Sections 3.0 and 4.0. Neither party makes any other representations or warranties, express or implied, other than the representations set forth in Section 3.4 regarding Instinet Affiliates.

10.6 The headings of the several sections are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

10.7 This Agreement may be executed in any number of copies, but all of such counterparts together shall constitute one and the same Agreement. The parties also agree to be legally bound hereby even though the signature pages initially exchanged may contain only facsimile-transmitted signatures, subject to their post-signing exchange of original signature pages as soon as practicable.

10.8 The parties acknowledge that this instrument sets forth the entire agreement and understanding of the parties hereto relating solely to the subject matter hereof and supersedes all previous communications, representations and understandings, either oral or written, between the parties relating to the subject matter hereof, except prior written agreements signed by both parties, and shall not be subject to any change or modification except by the signing of a written instrument by or on behalf of both parties.

10.9 All references in this Agreement to the United States shall include its territories and possessions, the District of Columbia, and the Commonwealth of Puerto Rico.

10.10 Each party acknowledges that it has executed this Agreement with its full knowledge and understanding of its content. This Agreement shall be construed as if drafted by both Instinet and Reuters and shall not be strictly construed against either party.

Section 13.0 Confidentiality

13.1 The parties and their agents agree that they will treat as confidential the contents of this Agreement, shall take all reasonable precautions to keep them confidential and shall not disclose to others the contents of this Agreement except as required by law or in order to enforce their respective rights hereunder; provided, however, that this obligation of confidentiality does not preclude either party from divulging to others only the fact that this License Agreement exists.


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed as of the dates written below, to be effective as of the date first above written.


                                               INSTINET GLOBAL HOLDINGS INC.



                                               By:
Witness:                                       Title:


                                               Date:
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                                               REUTERS, LTD.

                                               By:
Witness:                                       Title:


                                               Date:
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                                   APPENDIX A

      Instinet's Affiliates as of the effective date of this Agreement are: